Exhibit 10.1

December __, 2020

Viveon Health Acquisition Corp
c/o Gibson, Deal & Fletcher, PC
Spalding Exchange
3953 Holcomb Bridge Road
Suite 200
Norcross Georgia 30092

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Viveon Health Acquisition Corp., a Delaware corporation (the “Company”) and Chardan Capital Markets, LLC, as representative (the “Representative”) of the Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), one redeemable warrant and one right. Each right (“Right”) entitles the holder thereof to receive one-twentieth (1/20) of a share of Common Stock upon consummation of the Company’s initial Business Combination. Each warrant entitles the holder to purchase one-half (1/2) of a share of Common Stock at a price of $11.50 per whole share subject to adjustment Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within 15 months from the closing of the Company’s IPO, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares, and Private Warrants (and the underlying Common Stock) (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Common Stock underlying the Private Warrants, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund.

(d) In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

3. The undersigned will place into escrow all of his, her or its Insider Shares, such shares being subject to forefeiture pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

4. The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Warrants will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Warrants.

5. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination. Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

9. Intentionally Omitted

10. Intentionally Omitted

11. The undersigned hereby waives his, her or its right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination.

12. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund.

13. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

14. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO and the purchase of the Private Warrants; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Warrants” shall mean the warrants purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO; (vi) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (vii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Representative:

Chardan Capital Markets, LLC

17 State Street

New York, NY 10004

Attn: George Kaufman

Facsimile: (646) 465-9039

Copy (which copy shall not constitute notice) to:

White & Williams LLP
7 Times Square, Suite 2900

New York, NY 10036-6524
Attn: Alexandria E. Kane
Fax No.: (212) 631-4409
Email: kanea@whiteandwilliams.com

If to the Company:

Viveon Health Acquisition Corp
c/o Gibson, Deal & Fletcher, PC
Spalding Exchange
3953 Holcomb Bridge Road
Suite 200
Norcross Georgia 30092
Attn: Jagi Gill
Email: jgill@viveonhealth.com

Copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell S. Nussbaum, Esq.

Facsimile: (212) 504-3013

16. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

17. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

[Signature page to follow]

VIVEON HEALTH LLC

By:
Name:
Title:

[Signature page to Insider Letter]